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                                 EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF CHEROKEE INC.

     Name                                         Jurisdiction of Organization
     ----                                         ----------------------------

1.   SPELL C. LLC., a Delaware limited            Delaware
     liability company